UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 25, 2005

(Date of earliest event reported)

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS

000-26335

48-1017164

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8 West Peoria, Suite 200, Paola, Kansas, 66071
(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

(a)               On February 25, 2005, Team Financial, Inc. (the “Registrant”) completed the sale, through its wholly owned banking subsidiary, TeamBank, N.A., of TeamBank’s wholly owned insurance agency subsidiary, Team Insurance Group, Inc.  Team Insurance Group, Inc., operating with 42 employees in Tulsa, Oklahoma, offers employee benefit insurance services and property and casualty insurance services.  It operated as a subsidiary of TeamBank, N.A. since December of 2002.

(b)              and (c)  The Registrant sold all 100,000 of the issued and outstanding shares of the insurance agency subsidiary to International Insurance Brokers, Ltd., LLC, an unaffiliated third party.  The Registrant’s investment in the subsidiary as of February 25, 2005 was approximately $7,000,000.  Tangible assets of approximately $1,700,000, including cash and premises and equipment and liabilities of approximately $1,300,000 used in the insurance agency operations, will remain with the agency after the sale.

(d)              The purchase price for the stock of the insurance agency was $7,000,000, paid in cash, plus or minus any adjustments to the closing balance sheet necessary to reflect the difference between the total equity of Team Insurance Group, Inc., as of December 31, 2004 and the purchase price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.

Date: March 3, 2005	By:	/s/ Robert J. Weatherbie
Robert J. Weatherbie
Chairman and Chief Executive Officer